Exhibit 99.1

NEWS RELEASE

CONTACT: Lester A. Aaron

Chief Financial Officer

818-591-9800

UNICO AMERICAN CORPORATION REPORTS DEPARTURE OF OFFICER

Woodland Hills, CA, September 29, 2014 – Unico American Corporation (NASDAQ – “UNAM”) (“Unico,” the “Company”), announced today that on September 26, 2014, the Company eliminated the full time position of in-house General Counsel. Therefore, the employment of Terry L. Kinigstein, the Company’s Vice President, General Counsel and Secretary, ended as of that date. Mr. Kinigstein will continue to serve as a Director of the Company. Lester A. Aaron, the Company’s Treasurer and Chief Financial Officer, has been appointed Secretary by the Board of Directors, in addition to his other titles.

Headquartered in Woodland Hills, California, Unico is an insurance holding company that underwrites property and casualty insurance through its insurance company subsidiary; provides property, casualty, and health insurance through its agency subsidiaries; and through its other subsidiaries provides insurance premium financing and membership association services. Unico has conducted the majority of its operations through its subsidiary Crusader Insurance Company since 1985. For more information concerning Crusader Insurance Company, please visit the Crusader’s Web site at www.crusaderinsurance.com.